As filed with the Securities and Exchange Commission on September 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROTEOSTASIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	20-8436652
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor

Cambridge, Massachusetts 02139

(617) 225-0096

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Meenu Chhabra

President and Chief Executive Officer

Proteostasis Therapeutics, Inc.

200 Technology Square, 4th Floor

Cambridge, Massachusetts 02139

(617) 225-0096

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. John M. Mutkoski, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Meenu Chhabra Chief Executive Officer Proteostasis Therapeutics, Inc. 200 Technology Square, 4th Floor Cambridge, Massachusetts 02139 (617) 225-0096	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02188 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	862,500	$13.00	$11,212,500	$1129.10

(1)	Represents only the additional number of shares being registered and includes shares of common stock that the underwriters have the option to purchase.
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $74,485,500 on a Registration Statement on Form S-1 (File No. 333-213322), which was declared effective by the Securities and Exchange Commission on September 8, 2016. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $11,212,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Proteostasis Therapeutics, Inc. is filing this registration statement with the Securities and Exchange Commission, or SEC. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-213322), which we originally filed on August 25, 2016, as amended, or the Registration Statement, and which the SEC declared effective on September 8, 2016.

We are filing this registration statement for the sole purpose of increasing by 862,500 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement. The information set forth in the Registration Statement is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 8th day of September, 2016.

PROTEOSTASIS THERAPEUTICS, INC.

By:	/s/ Meenu Chhabra

Meenu Chhabra
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of September, 2016.

Signature	Title	Date

/s/ Meenu Chhabra Meenu Chhabra	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2016

* James M. DeTore	Chief Financial Officer (Principal Financial Officer)	September 8, 2016

* Brett R. Hagen	Controller (Principal Accounting Officer)	September 8, 2016

* M. James Barrett, Ph.D.	Chairman of the Board of Directors	September 8, 2016

* Franklin M. Berger, CFA	Director	September 8, 2016

* Jeffery W. Kelly, Ph.D.	Director	September 8, 2016

* Helen M. Boudreau	Director	September 8, 2016

* Christopher T. Walsh, Ph.D.	Director	September 8, 2016

* Eric B. Rabinowitz	Director	September 8, 2016

*By:	/s/ Meenu Chhabra
Meenu Chhabra Attorney-in-fact

Exhibit Index

Exhibit No.	Exhibit Title

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (File No. 333-213322) filed August 25, 2016, as amended)